As filed with the Securities and Exchange Commission on September 17, 2010

Registration No. 333-145861

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM SB-2

ON

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Solera National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6021	02-0774841
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

319 South Sheridan Boulevard

Lakewood, Colorado 80226

(303) 209-8600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Robert J. Fenton

Chief Financial Officer

Solera National Bancorp, Inc.

319 South Sheridan Boulevard

Lakewood, Colorado 80226

(303) 209-8600

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

with a copy to:

Adam D. Averbach, Esq.

John B. Wills, Esq.

Berenbaum Weinshienk PC

370 Seventeenth Street

Suite 4800

Denver, Colorado 80202

Telephone:  (303) 825-0800

Facsimile:  (303) 629-7610

Approximate date of commencement of proposed sale to the public:  Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

                                                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

This Post-Effective Amendment No. 1 to the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, as amended, may determine.

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 on Form S-1 to Form SB-2, as amended (File 333-145861), declared effective by the Securities and Exchange Commission on September 11, 2007, which acted as a post-effective amendment to an earlier Registration Statement on Form SB-2 (File No. 333-138042), declared effective by the Securities and Exchange Commission on March 7, 2007 (collectively, the “Registration Statement”), is being filed by Solera National Bancorp, Inc. to deregister certain securities previously registered in accordance with the undertakings in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering.  This Post Effective Amendment No. 1 is being filed to deregister 326,329 shares of common stock that were unsold in the initial public offering, 65,287 warrants to purchase shares of common stock, exercisable at $12.50 per share, that were unsold in the initial public offering, and 576,000 shares of common stock underlying unexercised warrants, exercisable at $12.50 per share, which expired by their terms on September 10, 2010.

The Registration Statement continues to include and remain effective with respect to the 317,335 shares of common stock underlying unexercised warrants issued to Solera’s organizers, exercisable at $10.00 per share, which expire on September 10, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on this 16th day of September, 2010.

SOLERA NATIONAL BANCORP, INC.

By:	/s/ Douglas Crichfield
	Name:	Douglas Crichfield
	Title:	President & Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2010.  Each person below hereby constitutes and appoints each of Douglas Crichfield or Robert J. Fenton, such person’s true and lawful attorney and agent, to do any and all acts and execute any and all instruments for such person and in such person’s name in the capacity indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Solera National Bancorp, Inc. to comply with the Securities Act of 1933, and any SEC rules, regulations and requirements, in connection with this registration statement, including specifically, but without limitation, power and authority to sign amendments (including post-effective amendments) and any related registration statement, or amendment thereto, filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

SIGNATURE	TITLE	DATE
/s/ Douglas Crichfield	President & Chief Executive Officer, Director (Principal Executive Officer)	September 16, 2010
Douglas Crichfield

/s/ Robert J. Fenton	Executive Vice President, Chief Financial Officer (Principal Accounting and Financial Officer)	September 16, 2010
Robert J. Fenton

/s/ Norma R. Akers	Director	September 16, 2010
Norma R. Akers

/s/ Rob L. Alvarado	Director	September 16, 2010
Rob L. Alvarado

/s/ Maria G. Arias	Director	September 16, 2010
Maria G. Arias

/s/ Robert M. Gallegos	Director	September 16, 2010
Robert M. Gallegos

/s/ Ronald E. Montoya	Director, Vice Chairman	September 16, 2010
Ronald E. Montoya

/s/ Ray L. Nash	Director	September 16, 2010
Ray L. Nash

/s/ Basil Sabbah	Director, Chairman	September 16, 2010
Basil Sabbah

/s/ F. Stanley Sena	Director	September 16, 2010
F. Stanley Sena

/s/ Larry D. Trujillo	Director	September 16, 2010
Larry D. Trujillo

/s/ Kent C. Veio	Director	September 16, 2010
Kent C. Veio

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